UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report

December 29, 2011
(Date of earliest event reported)

IVAX Diagnostics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2140 North Miami Avenue Miami, Florida		33127
(Address of principal executive offices)		(Zip Code)

(305) 324-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2011, IVAX Diagnostics, Inc. (the “Company”) entered into an amendment (the “Amendment”) with ERBA Diagnostics Mannheim GmbH (“ERBA”) to that certain stock purchase agreement, dated April 8, 2011, to which both the Company and ERBA are parties (the “Stock Purchase Agreement”).

As previously disclosed, pursuant to the Stock Purchase Agreement, the Company agreed to sell and issue to ERBA a total of 20,000,000 shares of the Company’s common stock at a purchase price of $0.75 per share for an aggregate purchase price of $15,000,000 and warrants to purchase an additional 20,000,000 shares of the Company’s common stock (the “Warrant”) (the foregoing, collectively, the “Investment”), in the following manner:  (i) 6,666,667 shares of the Company’s common stock for an aggregate purchase price of $5,000,000, upon the initial consummation of the Investment, which occurred on July 1, 2011 (the “Initial Closing”); (ii) 6,666,667 shares of the Company’s common stock for an aggregate purchase price of $5,000,000, on or prior to the date which is six months after the Initial Closing (the “Second Closing”); and (iii) 6,666,666 shares of the Company’s common stock for an aggregate purchase price of $5,000,000, on or prior to the date which is one year after the Initial Closing (the “Final Closing”).

Pursuant to the Amendment, the Stock Purchase Agreement has been amended to state that:  (i) the Second Closing will take place, after the Initial Closing, on the date that is sixty (60) days after the date on which a majority of the independent directors on the Company’s Board of Directors determines by vote or written consent that the Second Closing shall occur and causes the Company to provide notice thereof to ERBA; and (ii) the Final Closing will take place, after the Initial Closing and after or simultaneously with the Second Closing, on the date that is sixty (60) days after the date on which a majority of the independent directors on the Company’s Board of Directors determines by vote or written consent that the Final Closing shall occur and causes the Company to provide notice thereof to ERBA.  The Amendment was unanimously approved by the independent directors on the Company’s Board of Directors.

As previously disclosed, ERBA currently owns, directly or indirectly, 26,701,380 shares of the Company’s common stock, or approximately 77.6% of the issued and outstanding shares of the Company’s common stock, and, assuming the full consummation of the Investment under the Stock Purchase Agreement including the full exercise of the Warrant, ERBA would currently beneficially own, directly or indirectly, 60,034,713 shares of the Company’s common stock, or approximately 88.7% of the issued and outstanding shares of the Company’s common stock.  As also previously disclosed, Suresh Vazirani, executive Chairman of the Board of Directors of the Company, is the Chief Executive Officer and Managing Director of ERBA, and Kishore “Kris” Dudani, a member of the Company’s Board of Directors, serves as the Marketing and Business Development Representative – South, Central and Latin America of ERBA.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated into this Item 1.01 in its entirety.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1 –	Amendment to Stock Purchase Agreement, dated December 29, 2011, by and between IVAX Diagnostics, Inc. and ERBA Diagnostics Mannheim GmbH

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVAX DIAGNOSTICS, INC.

Dated: December 29, 2011	By:	/s/ Kevin D. Clark
Kevin D. Clark,
Chief Executive Officer, Chief Operating Officer and President

EXHIBIT INDEX

Exhibit 10.1	Description Amendment to Stock Purchase Agreement, dated December 29, 2011, by and between IVAX Diagnostics, Inc. and ERBA Diagnostics Mannheim GmbH